AMENDMENT NO. 1
TO
DEAN WITTER DIVERSIFIED FUTURES FUND III L.P.
MANAGEMENT AGREEMENT
The Management Agreement, dated as of July 12,
1990 (the "Management Agreement"), among Dean Witter
Diversified Futures Fund III L.P. (the "Partnership"), Demeter Management Corporation (the "General Partner"), and Dean Witter Futures and Currency Management, Inc. (the "Trading Manager")
is hereby amended as set forth below. All provisions contained in the Management Agreement remain in full force and effect and are modified only to the extent necessary to provide for the
Amendment set forth below.  Terms used herein and not defined herein have the meanings given to such terms in the Management
Agreement.
1.	The Partnership plans to offer additional
Units to investors in a public offering under the Securities Act pursuant to a Registration Statement on Form S-l and a Prospectus constituting a part thereof. In connection with this additional offering, the Trading Manager hereby agrees to the undertakings contained in Section 1 of the Management Agreement as if such undertakings related to the Registration Statement and Prospectus relating to the additional offering of Units. For this purpose, when used in the Management Agreement, the terms "Registration
Statement" and "Prospectus" shall be deemed to include the Registration Statement and Prospectus relating to the additional offering of Units.
2.	Section 6 of the Management Agreement is
hereby amended by adding the following subsection (G) at the end thereof:
(G)	If a loss carryforward
exists at the time of a closing for the
sale of additional Units in the
Partnership, the loss carryforward in
effect for purposes of calculating a
quarterly incentive fee shall be
deemed to be increased by an
amount calculated as follows:  the
product of (i) the amount of the loss
carryforward multiplied by (ii) the
amount of new funds allocated to the
Trading Manager at each such
closing at which there is a loss
carryforward divided by the Trading
Manager's allocated Net Assets
immediately prior to the allocation of
such new funds.

3.	Section 8 of the Management Agreement is
hereby deleted in its entirety and replaced by the following:
8.	Standard of Liability
and Indemnity
(a)	Subject to Sections 2,
9 and 10 hereof, the Trading
Manager and its affiliates (as defined
below) shall not be liable to the
Partnership, the General Partner or
its officers, directors or employees,
the limited partners of the
Partnership (each a "Limited
Partner"), or any of its or their
respective successors or assigns, for
any act, omission, conduct, or
activity undertaken on behalf of the
Partnership which the Trading
Manager determines, in good faith,
to be in the best interests of the
Partnership unless such act,
omission, conduct, or activity by the
Trading Manager or such persons
constituted misconduct or
negligence.
(b)	Subject to the
limitations in Section 9(a) hereof, the
Partnership shall indemnify and hold
harmless the Trading Manager and
its affiliates from and against all
liabilities, losses, damages, costs, or
expenses (including attorneys' and
accountants' fees and expenses
incurred in defense of any demands,
claims or lawsuits) actually and
reasonably incurred arising from any
act, omission, activity, or conduct
undertaken by the Trading Manager
on behalf of the Partnership,
including, without limitation, any
demands, claims, or lawsuits
              initiated by a Limited
Partner (or assignee thereof),
provided that (1) the Trading
Manager has determined, in good
faith, that the act, omission, conduct
or activity giving rise to the claim for
indemnification was in the best
interests of the Partnership, and
(2) the act, omission, activity, or
conduct that was the basis for such
loss, liability, damage, cost, or
expense was not the result of
misconduct or negligence.
(c)	The Trading Manager
shall indemnify and hold harmless
the Partnership, the General Partner,
and its officers, directors, employees,
and its or their respective successors
or assigns from and against any loss,
liability, damage, cost or expense
(including in defense or settlement of
claims; provided the Trading
Manager has approved such
settlement) incurred as a result of the
business or activities undertaken on
behalf of the Partnership by the
Trading Manager, provided that the
act, omission, conduct, or activity
giving rise to the claim for
indemnification was the result of bad
faith, misconduct or negligence.
(d)	The indemnities
provided in this Section 8 by the
Partnership to the Trading Manager
and its affiliates shall be inapplicable in the event of any liability arising out of, or based upon, any misrepresentation or material breach of any warranty, covenant, or agreement of the Trading Manager contained in this Agreement to the extent caused by such event.
Likewise, the indemnities provided
in this Section 8 by the Trading
Manager to the Partnership, the
      General Partner and its
officers, directors, and employees,
and its or their respective successors
and assigns shall be inapplicable in
the event of any liability arising out
of, or based upon, any
misrepresentation or material breach
of any warranty, covenant, or
agreement of the Partnership or the
General Partner contained in this
Agreement to the extent caused by
such event.
As used in this Section 8, the
term "affiliate" of the Trading
Manager shall mean:  (i) any natural
person, partnership, corporation,
association, or other legal entity
directly or indirectly owning,
controlling, or holding with power to
vote 10% or more of the outstanding
voting securities of the Trading
Manager; (ii) any partnership,
corporation, association, or other
legal entity 10% or more of whose
outstanding voting securities are
directly or indirectly owned,
controlled, or held with power to
vote by the Trading Manager;
(iii) any natural person, partnership,
corporation, association, or other
legal entity directly or indirectly
controlling, controlled by, or under
common control with the Trading
Manager; or (iv) any officer or
director of the Trading Manager.
Notwithstanding the foregoing,
"affiliates" for purposes of this
Section 8 shall include only those
persons acting on behalf of the
Trading Manager, within the scope
of the authority of the Trading
Manager, as set forth in this
Agreement.

4.	Sections 9(a) and (b) of the Management
Agreement are hereby deleted in their entirety and replaced by the following:
9.	Indemnification in
Connection with the Prospectus
(a)	The Partnership shall
indemnify and hold harmless the
Trading Manager from and against
all liabilities, claims, damages, costs
or expenses (including attorneys' and
accountants' fees and expenses
incurred in defense of any demands,
claims or lawsuits) actually and
reasonably incurred by the Trading
Manager under the Securities Act or
otherwise, insofar as such losses,
damages, or liabilities (or actions in
respect thereof) arise out of, or are
based upon, any untrue statement or
alleged untrue statement of any
material fact contained in the
Registration Statement or
Prospectus, or any amendment or
supplement thereto, or arise out of,
or are based upon, the omission or
the alleged omission to state therein
a material fact required to be stated
therein or necessary to make the
statements therein not misleading;
provided, however, that the
Partnership shall not indemnify such
persons to the extent that any such
liability, loss, damage, cost or
expense arises out of, or is based
upon, an untrue statement or
omission or alleged untrue statement
or omission made in any of such
documents relating to the Trading
Manager or any of its principals.
Notwithstanding the
foregoing, no indemnification of the
Trading Manager or its affiliates by
the Partnership shall be permitted
pursuant to Section 8(b) or pursuant
to this Section 8(a) for losses,
liabilities or expenses arising from
an alleged violation of federal or
state securities laws unless (1) there
has been a successful adjudication on
the merits of each count involving
securities law violations as to the
particular indemnities, or (2) such
claims have been dismissed with
prejudice on the merits by a court of
competent jurisdiction as to the
particular indemnitee, or (3) a court
of competent jurisdiction approves a
settlement of the claims against the
particular indemnitee and finds that
indemnification of the settlement and
related costs should be made,
provided, with regard to such court
approval, the indemnitee must
apprise the court of the position of
the SEC and the NASD (and the
positions of the respective securities
administrators of Massachusetts,
Missouri or Tennessee, provided that
plaintiffs claim that they were
offered or sold Units in one of such
states) and, where violations of the
securities laws or rules of any state
or other jurisdiction have been
alleged, the position (if any) of the
securities administrator of each such
state or other jurisdiction whose laws
or rules have allegedly been violated,
with respect to indemnification for
securities laws violations before
seeking court approval for
indemnification.

The indemnity agreement in
this Section 9(a) shall be in addition
to any liability which the Partnership
may otherwise have and shall extend,
upon the same terms and conditions,
to each officer, director, and
employee of the Trading Manager
and to each person, if any, who
controls the Trading Manager within
the meaning of the Securities Act.
(b)	The Trading Manager
shall indemnify and hold harmless
the Partnership and the General
Partner from and against all losses,
damages, liabilities, costs or
expenses (including attorneys' and
accountants' fees and expenses
incurred in defense of any demands,
claims or lawsuits) actually and
reasonably incurred by the
Partnership or the General Partner,
under the Securities Act or
otherwise, insofar as such losses,
damages, or liabilities (or actions in
respect thereof) arise out of, or are
based upon, any untrue statement or
alleged untrue statement of any
material act contained in the
Registration Statement or
Prospectus, or any amendment or
supplement thereto, or arise out of,
or are based upon, the omission or
the alleged omission to state therein
a material fact required to be stated
therein or necessary to make the
statements therein not misleading,
provided that any such loss, damage
or liability arises out of, or is based
upon, an untrue statement or
omission or alleged untrue statement
or omission made in any of such
documents relating to the Trading
Manager or its principals.

IN WITNESS WHEREOF, this Amendment No. 1
to the Management Agreement has been executed for and on
behalf of the undersigned as of the 30th day of June, 1992.
DEAN WITTER DIVERSIFIED FUTURES FUND
III L.P.
By:	Demeter Management Corporation, General
Partner
By:	/s/ Mark J. Hawley
                 Mark J. Hawley President
DEMETER MANAGEMENT CORPORATION
By:	/s/ Mark J. Hawley
                Mark J. Hawley President
DEAN WITTER FUTURES AND CURRENCY
MANAGEMENT, INC.
By:	/s/ Mark J. Hawley




-9-

CWT\NYLIB1\651897.1